UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

URANIUM STAR CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

901 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Registrant's Telephone Number, including area code:  (416) 364-7024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pursuant to a press release disseminated on March 5, 2007, the registrant announced that two reverse circulation drills are now in place on its Sagar uranium-gold project, located in Northern Quebec, and that it is anticipated that those drills will be fully operational next week.  Furthermore, the registrant confirmed in the press release that ground geophysical work on the Sagar uranium-gold project is well advanced and the registrant's management team for drilling activities is now on site.

The registrant issued the press release in connection with its participation at the Prospectors and Developers Association Convention that is held in Toronto, Ontario, Canada from March 4-7, 2007.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description
99.1	Press Release dated March 5, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM STAR CORP.

(Registrant)

Date: March 6, 2007

  /s/ J.A. Kirk McKinnon

J.A. Kirk McKinnon

President and Chief Executive Officer

Exhibit 99.1

Uranium Star Corp.

OTC Bulletin Board:  URST

FRANKFURT:  YE5

MARCH 5, 2007 - 08:33 ET

Uranium Star Announces Commencement of Drilling at Sagar Property in Northern Quebec

TORONTO, ONTARIO--(CCNMatthews - March 5, 2007) - Uranium Star Corp (OTCBB:URST)(FRANKFURT:YE5) is pleased to announce that two reverse circulation drills are now in place on its Sagar uranium-gold project, located in Northern Quebec. It is expected that these machines will be fully operational next week.

Ground geophysical work is well advanced and the Company's management team is now on site. The airlift of materials, fuel and personnel has gone exceedingly well over the past few weeks and the camp construction aspect of the program is now complete.

The objective of the program is to define the source area of the high grade Mistamisk uranium-gold boulders that have been the focus of numerous exploration programs in the past.

The Sagar Property is the Company's primary exploration focus as it possesses exceptional grades for both uranium and gold. The spectacular mineralization found in the Mistamisk Boulder Field has fueled an ongoing drive to discover its source since the early 1980's. The Mistamisk Boulder Field is approximately 500 X 250 meters in size and contains many radioactive boulders. In a Virginia Mines report, 70 boulders assayed an average of 64.9g/t Au and 1.3% U (with values up to 640 g/t Au and 4.11% U). Uranium Star is the direct beneficiary of the extensive exploration efforts incurred by previous operators including Virginia. These programs have shown that the Sagar Property is characterized by an impressive amount of uranium, gold, copper and lead/zinc mineralization of different styles and potential deposit models.

Uranium Star will be present at the upcoming Prospectors and Developers Association Convention being held in Toronto from March 4-7, 2007. Anyone interested in discussing Uranium Star's activities is cordially invited to drop by the Company's Investors Exchange booth #2714.

ABOUT THE COMPANY

Uranium Star Corp. is a rapidly emerging uranium exploration company with assets in Northern Quebec, Arizona and Finland. Its shares are traded on the OTCBB under the symbol URST, as well as the Frankfurt Exchange under the symbol YE5. The Company continues to focus on high priority uranium property acquisition and exploration in order to participate in meeting the significant and increasing demand for uranium as an alternative energy source.

Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.

CONTACT INFORMATION

The Buick Group
Jon Ruby
Toll Free: 1-877-748-0914

Email: jruby@buickgroup.com

or

Uranium Star Corp.
Kirk McKinnon
President and CEO
(416) 364-4986 or 1-800-818-5442

or

Uranium Star Corp.
Richard Schler
Vice President and CFO
(416) 364-4986 or 1-800-818-5442
Website: www.uraniumstar.com